Exhibit 99.3

LETTER TO REGISTERED HOLDERS

U.S.$950,000,000 4.75% Senior Notes due 2010 and

U.S.$800,000,000 5.50% Senior Notes due 2015

that have been registered under the Securities Act of 1933,

for any and all outstanding

unregistered 4.75% Senior Notes due 2010 and

unregistered 5.50% Senior Notes due 2015, respectively

of

Teléfonos de México, S.A. de C.V.

pursuant to the prospectus dated                     , 2005

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Teléfonos de México, S.A. de C.V. (the “Company”) to exchange an aggregate principal amount of U.S.$950,000,000 of its 4.75% Senior Notes due 2010 and an aggregate principal amount of U.S.$800,000,000 of its 5.50% Senior Notes due 2015 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 4.75% Senior Notes due 2010 and a like principal amount of its outstanding unregistered 5.50% Senior Notes due 2015, respectively (the “Old Notes”), upon the terms and subject to the conditions set forth in the prospectus (the “Prospectus”) dated                     , 2005, and the related Letter of Transmittal (the “Letter of Transmittal”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated                     , 2005;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005 unless it is extended.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that (i) any Exchange Notes received by such Holder pursuant to the Exchange Offer are being acquired in the ordinary course of its business, (ii) such Holder has no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, in connection with any resale of the Exchange Notes such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act inconnection with any resale of such Exchange Notes, the Holder is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange and Information Agents for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the Exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Delivery to the Exchange Agent, JPMorgan Chase Bank, N.A.:

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8:00 a.m. and 4:30 p.m.:

JPMorgan Chase Bank, N.A. 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	JPMorgan Chase Bank, N.A. 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	J.P. Morgan Bank Luxembourg S.A. 6, route de Trèves L-2633 Senningerberg Luxembourg

Information Agent, D. F. King & Co., Inc.:

48 Wall Street

New York, New York 10005

Telephone: (212) 269-5550 (call collect)

(800) 669-5550 (toll-free)

Very truly yours,

Teléfonos de México, S.A. de C.V.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.